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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): DECEMBER 31, 2000

                         ______________________________

                                CLECO POWER LLC
             (Exact name of registrant as specified in its charter)



          LOUISIANA                     0-1272                72-0244480
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)



      2030 DONAHUE FERRY ROAD
       PINEVILLE, LOUISIANA                                   71360-5226
(Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code: (318) 484-7400


                           CLECO UTILITY GROUP INC.
         (Former name or former address, if changed since last report)
                        ______________________________



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ITEM 5.   OTHER EVENTS.

          Effective December 31, 2000, Cleco Utility Group Inc. ("Utility Group"), a wholly owned subsidiary of Cleco Corporation (NYSE, PCX: CNL) ("Cleco"), converted its form of business organization from a corporation to a limited liability company in order to lessen its Louisiana state tax obligations. The conversion was effected by a merger of Utility Group with and into Cleco Power LLC (the "Company"), a Louisiana limited liability company and wholly owned subsidiary of Cleco. Under the terms of the conversion, Utility Group's name will change to "Cleco Power LLC," and all rights and obligations of Utility Group will vest in and become the responsibility of the Company. Authorizations from the Louisiana Public Service Commission and the Federal Energy Regulatory Commission necessary for the conversion were obtained on November 17, 2000 and November 30, 2000, respectively.

          As a result of the conversion, the Company became a successor issuer to Utility Group pursuant to Rule 414 under the Securities Act of 1933, as amended. The Company's membership interests are deemed registered under the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          None.





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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CLECO POWER LLC



Date: January 4, 2001                     By:  /s/ Thomas J. Howlin
                                               --------------------
                                               Thomas J. Howlin
                                               Senior Vice President (Finance) &
                                               Chief Financial Officer